                        HARBORSIDE HEALTHCARE CORPORATION

                         CERTIFICATE OF AMENDMENT OF THE

                    CERTIFICATE OF DESIGNATION OF THE POWERS,

                    PREFERENCES AND RELATIVE, PARTICIPATING,

                      OPTIONAL AND OTHER SPECIAL RIGHTS OF

                           REDEEMABLE PREFERRED STOCK

            (FORMERLY KNOWN AS 13 1/2% EXCHANGEABLE PREFERRED STOCK)

            AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                       -----------------------------------

                         PURSUANT TO SECTION 242 OF THE

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                       -----------------------------------

         Harborside Healthcare Corporation (the "Issuer"), a corporation organized and existing under the General
Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Issuer or any committee of the Board of Directors by its Certificate of Incorporation (the
"Certificate of Incorporation"), and pursuant to the provisions of Section 242 of the General Corporation Law of the
State of Delaware, the Board of Directors, by unanimous written consent dated as of May 8, 2001, duly approved and adopted the following resolution:

                  RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of
         Incorporation, the Board of Directors does hereby declare it advisable and in the best interests of the
         Issuer to submit for approval by the holders of 13 1/2 % Exchangeable Preferred Stock, par value $0.01 per share, consisting of up to 250,000 shares, the Certificate of Amendment of the Certificate of Designation
         set forth below which amends certain terms and provisions of such 13 1/2% Exchangeable Preferred Stock, including, but not limited to, the change in such class of stock's name to "Redeemable Preferred Stock" and the reduction of the liquidation preference of such stock to $0.01 per share, as follows:

         This Certificate of Amendment of the Certificate of Designation shall be deemed effective on May 10, 2001.

                                                      ARTICLE 1

                                                     DESIGNATION

         SECTION 1.1

         (a)      There was previously created out of the authorized and unissued shares of Preferred Stock of the
Issuer a class of Preferred Stock designated as the "13 1/2% Exchangeable Preferred Stock".  The number of shares constituting such class was 250,000 shares of 13 1/2% Exchangeable Preferred Stock (the "Exchangeable Preferred
Stock"), consisting of one or more series.  Initially, there was created "Series A" (the "Series A Exchangeable
Preferred Stock"), consisting of 120,000 shares of Exchangeable Preferred Stock which consisted of an initial issuance of 40,000 shares of Exchangeable Preferred Stock, plus up to 40,000 additional shares of Exchangeable
Preferred Stock which were issuable pursuant to the Preferred Stock Registration Rights Agreement in exchange for the Exchangeable Preferred Stock issued on the Issue Date, plus additional shares of Exchangeable Preferred Stock which, among other things, were permitted to be used to pay certain dividends on the Exchangeable Preferred Stock if the Issuer elected to pay dividends in additional shares of Preferred Stock.

         (b)      The Exchangeable Preferred Stock is hereby redesignated as the "Redeemable Preferred Stock" and the number of shares constituting such class shall be 250,000 shares of Redeemable Preferred Stock.  The Series A
Exchangeable Preferred Stock is hereby redesignated as the "Series A Redeemable Preferred Stock"), which consists of
57,595.38125 shares of Redeemable Preferred Stock plus additional shares of Redeemable Preferred Stock which may be used to pay certain dividends on the Exchangeable Preferred Stock accrued prior to the date of this Certificate of
Amendment of the Certificate of Designation if the Issuer elects to pay dividends in additional shares of Preferred
Stock.

         SECTION 1.2  The only preference to which the Holders of the Redeemable Preferred Stock shall be entitled is a liquidation preference of $0.01 per share, payable in accordance with Article 4.

                                                      ARTICLE 2

                                                         RANK

         SECTION 2.1  The Redeemable Stock shall, with respect to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Issuer, rank (i) junior to all other classes of Preferred Stock of the Issuer established after the date of the Offering Memorandum by the Board of Directors of the Issuer the terms of which do not expressly provide that it ranks junior to the Redeemable Stock as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Issuer (collectively referred to with the common stock of the Issuer as "Senior Securities"); and (ii) on a parity with each series of Preferred Stock established after the date of the Offering Memorandum by the Board of Directors of the Issuer, the terms of which expressly provide that such class will rank on a parity with the Redeemable Stock as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Issuer (collectively referred to as "Parity
Securities").

                                                      ARTICLE 3

                                                      DIVIDENDS

         SECTION 3.1  The Holders of outstanding Redeemable Preferred Stock shall not be entitled to receive dividends on the outstanding Redeemable Preferred Stock except for dividends accrued prior to the date of this
Certificate of Amendment of the Certificate of Designation.

                                                      ARTICLE 4

                                                LIQUIDATION PREFERENCE

         SECTION 4.1  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer,
Holders of the Redeemable Preferred Stock will be entitled to be paid, out of the assets of the Issuer available for distribution, the liquidation preference per share and shall be paid after any distribution is made on any Senior
Securities.  If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer, the amounts payable with respect to the Redeemable Preferred Stock and all other Parity Securities are not paid in full, the
Holders of the Redeemable Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Issuer in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled.  After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the Holders of Redeemable Preferred Stock will not be entitled to any further participation in any distribution of assets of the Issuer.

         SECTION 4.2  For purposes of Section 4.1, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the
Issuer nor the consolidation or merger of the Issuer with or into one or more corporations will be deemed to be a liquidation, dissolution or winding-up of the Issuer.

                                                      ARTICLE 5

                                                      REDEMPTION

         SECTION 5.1  Optional Redemption.

         (a)      The Redeemable Preferred Stock may be redeemed for cash (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time, in whole or in part, at the option of the Issuer, at a redemption price of 100% (expressed as a percentage of the liquidation preference thereof).

         (b)      In the event of partial redemptions of Redeemable Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Issuer, except that the Issuer may redeem such shares held by any Holders of fewer than 100 shares (or shares held by Holders who would hold less than 100 shares as a result of such redemption), without regard to any pro rata redemption requirement.

         SECTION 5.2  Procedures for Redemption.  Redemptions pursuant to Section 5.1 shall made in the manner set forth in this Section 5.2.

         (a)      At least 30 days and not more than 60 days prior to the date fixed for any redemption of the
Redeemable Preferred Stock written notice (the "Redemption Notice") shall be given by the Issuer by first-class mail to each Holder of record on the record date fixed for such redemption of the Redeemable Preferred Stock at such
Holder's address as the same appears on the stock register of the Issuer, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of
Redeemable Preferred Stock to be redeemed except as to the Holder or Holders to whom the Issuer has failed to give said notice or except as to the Holder or Holders whose notice was defective.  The Redemption Notice shall state:

                  (i)      the redemption price;

                  (ii)     whether all or less than all the outstanding shares of the Redeemable Preferred Stock are to be redeemed and the total number of shares of the Redeemable Preferred Stock being redeemed;

                  (iii)    the number of shares of Redeemable Preferred Stock held, as of the appropriate record date, by the Holder that the Issuer intends to redeem;

                  (iv)     the Redemption Date; and

                  (v)      that the Holder is to surrender to the Issuer, at the place or places where certificates for shares of Redeemable Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Redeemable Preferred Stock to be redeemed.

         (b)      Each Holder of Redeemable Preferred Stock shall surrender the certificate or certificates representing such shares of Redeemable Preferred Stock to the Issuer (duly endorsed or assigned for transfer) in the manner and at the place designated in the Redemption Notice and on the Redemption Date.  The full redemption price for such shares of Redeemable Preferred Stock shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.
In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         SECTION 5.3  Sinking Fund.  The Redeemable Preferred Stock will not be subject to mandatory redemption and the Issuer will not be required to make sinking fund payments with respect to the Redeemable Preferred Stock.

                                                      ARTICLE 6

                                                    VOTING RIGHTS

         SECTION 6.1  The Holders of shares of Redeemable Preferred Stock, except as otherwise required under
Delaware law, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Issuer.

         SECTION 6.2  In any case in which the Holders of shares of the Redeemable Preferred Stock shall be entitled to vote pursuant to Delaware law, each Holder of shares of the Redeemable Preferred Stock shall be entitled to one vote for each share of Redeemable Preferred Stock held.  Any action that may be taken hereunder by the Holders of the Redeemable Preferred Stock at a meeting may be taken by written consent of a majority of the Holders of such
Redeemable Preferred Stock.

                                                      ARTICLE 7

                                                    MISCELLANEOUS

         SECTION 7.1  Conversion or Exchange.  The Holders of Redeemable Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Issuer.

         SECTION 7.2  Preemptive Rights.  No shares of Redeemable Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

         SECTION 7.3  Reissuance of Redeemable Preferred Stock.  Shares of Redeemable Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of
Preferred Stock of the Issuer and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Issuer, except that any issuance or reissuance of shares of Redeemable
Preferred Stock must be in compliance with this Certificate of Designation.

         SECTION 7.4  Business Day.  If any payment, redemption, repurchase or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption, repurchase or exchange shall be made on the immediately succeeding Business Day and no interest shall accrue on the intervening period.

         SECTION 7.5  Waiver.  The Holders of at least a majority of the outstanding shares of Redeemable Preferred
Stock, voting or consenting, as the case may be, as one class, may also waive compliance with any provision of this
Certificate of Designation.

         SECTION 7.6  Notice.  Any notice or communication given pursuant to this Certificate of Designation shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

         if to the Issuer, to:

         Harborside Healthcare Corporation
         One Beacon Street
         Boston, MA 02108
         Attention:  Chief Financial Officer
         Phone:  (617) 556 8158
         Fax:  (617) 556 1565

         with copies to:

         Investcorp International Inc.
         280 Park Avenue, 37 West
         New York, NY 10017
         Attention:  Christopher J. O'Brien
         Phone:  (212) 599-4700
         Fax:  (212) 983-7073

         Gibson, Dunn & Crutcher LLP
         200 Park Avenue, 48th Floor
         New York, NY 10166
         Attention:  Joerg H. Esdorn
         Phone:  (212) 351-4000
         Fax:  (212) 351-4035

         If to the Transfer Agent, to:

         United States Trust Company of New York
         114 West 47th Street
         New York, NY 10036
         Attention:  Corporate Trust Administration
         Phone:  (212) 852-1000
         Fax:  (212) 852-1626

         The Issuer or the Transfer Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.  Any notice or communication mailed to a Holder of Redeemable Preferred Stock shall be mailed to the Holder at the Holder's address as it appears in the stock register of the Issuer and shall be sufficiently given if so mailed within the time prescribed.  Failure to mail a notice or communication to a Holder or any defect in such notice shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                                                      ARTICLE 8

                                                TRANSFER RESTRICTIONS

         SECTION 8.1  The certificates evidencing the Redeemable Preferred Stock shall, unless otherwise agreed to by the Issuer and the Holders of any such certificates, bear a legend substantially to the following effect:

         THE REDEEMABLE PREFERRED STOCK HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED
(THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE
ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE
HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS
IN EFFECT ON THE DATE OF THE TRANSFER OF THE REDEEMABLE PREFERRED STOCK, RESELL OR OTHERWISE TRANSFER THE REDEEMABLE
PREFERRED STOCK EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN
COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED
INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO
SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS
RELATING TO THE RESTRICTIONS ON TRANSFER OF THE REDEEMABLE PREFERRED STOCK (THE FORM OF WHICH LETTER CAN BE OBTAINED
FROM THE TRANSFER AGENT) AND, IF SUCH TRANSFER IS IN RESPECT OF REDEEMABLE PREFERRED STOCK HAVING AN AGGREGATE
LIQUIDATION PREFERENCE AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER

THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION
PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) AFTER REGISTRATION UNDER THE SECURITIES ACT AND
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS REDEEMABLE PREFERRED STOCK IS TRANSFERRED A NOTICE
SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS REDEEMABLE PREFERRED STOCK
WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF
RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRANSFER AGENT.  THE CERTIFICATE OF
DESIGNATION OF THE ISSUER CONTAINS A PROVISION REQUIRING THE TRANSFER AGENT TO REFUSE TO REGISTER ANY TRANSFER OF
THIS REDEEMABLE PREFERRED STOCK IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         SECTION 8.2  The Transfer Agent shall refuse to register any attempted transfer of shares of Redeemable
Preferred Stock not in compliance with Section 8.1.

         SECTION 8.3  The legend provided in Section 8.1 may be removed if the Redeemable Preferred Stock has been registered pursuant to an effective registration statement under the Securities Act.

                                                      ARTICLE 9

                                            BOOK-ENTRY, DELIVERY AND FORM

         SECTION 9.1  The certificates representing the Redeemable Preferred Stock will be issued in fully registered form.  Redeemable Preferred Stock sold in reliance on Rule 144A under the Securities Act will be represented by one or more permanent global Redeemable Preferred Stock certificates in definitive, fully registered form (each a "Restricted Global Preferred Stock Certificate") and will be deposited with a custodian for, and registered in the name of a nominee of, Depositary Trust Company ("DTC").  Owners of beneficial interests in a
Restricted Global Preferred Stock Certificate will generally not be entitled to receive physical delivery of a physical certificate for their Redeemable Preferred Stock ("Certificated Preferred Stock").  The Redeemable
Preferred Stock is not issuable in bearer form.

         Investors to whom Redeemable Preferred Stock is transferred and who are not Qualified Institutional Buyers
(as defined in Rule 144A under the Securities Act) will receive Certificated Preferred Stock, which cannot then be traded through the facilities of DTC, except in connection with a transfer to a Qualified Institutional Buyer.  Upon the transfer to a Qualified Institutional Buyer of Certificated Preferred Stock, such Certificated Preferred Stock will, unless the relevant Restricted Global Preferred Stock Certificate has previously been exchanged in whole for
Certificated Preferred Stock, be exchanged for an interest in a Restricted Global Preferred Stock Certificate.

         Upon the issuance of the Restricted Global Preferred Stock Certificates, DTC or its custodian will credit, on its internal system, the respective liquidation preference of the individual beneficial interests represented by such Restricted Global Preferred Stock Certificates, to the accounts of Persons who have accounts with such depositary.  Ownership of beneficial interests in a Restricted Global Preferred Stock Certificate will be limited to
Persons who have accounts with DTC ("participants") or Persons who hold interests through participants.  Ownership of beneficial interests in a Restricted Global Preferred Stock Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of Persons other than participants).
Qualified Institutional Buyers may hold their interests in a Restricted Global Preferred Stock Certificate directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

         So long as DTC, or its nominee, is the registered owner or holder of a Restricted Global Preferred Stock
Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Redeemable
Preferred Stock represented by such Restricted Global Preferred Stock Certificate for all purposes under the
Certificate of Designation and the Redeemable Preferred Stock.  No beneficial owner of an interest in a Restricted
Global Preferred Stock Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under this Certificate of Designation.

         Payments made with respect to the Restricted Global Preferred Stock Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof.  Neither the Issuer nor the Placement Agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Restricted Global Preferred Stock Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         If DTC is at any time unwilling or unable to continue as a depositary for the Restricted Global Preferred
Stock Certificates and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue
Certificated Preferred Stock, which may bear the legend referred to in Section 9.1 in exchange for the Restricted
Global Preferred Stock Certificates.

                                                      ARTICLE 10

                                                     DEFINITIONS

         SECTION 10.1  As used in this Certificate of Designation, the following terms shall have the following meanings:

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

         "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New
York State are authorized or required by law to close.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated)
of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any similar participation in profits and losses or equity of a
Person.

         "Exchangeable Preferred Stock" is defined in Section 1.1(a).

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the
American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting
Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

         "Holder" means with respect to any share of Redeemable Preferred Stock, a Person in whose name such share of Redeemable Preferred Stock is registered in the register for the Redeemable Preferred Stock.

         "Issue Date" means, with respect to any series of Redeemable Preferred Stock, the date on which such series of Redeemable Preferred Stock is originally issued.  The Series A Redeemable Preferred Stock, formerly designated as
Series A Exchangeable Preferred Stock, was originally issued on July 31, 1998 by MergerCo.

         "Issuer" means Harborside Healthcare Corporation, a Delaware corporation, and any successor.

         "MergerCo" means HH Acquisition Corp., a Delaware corporation.

         "Notes" means the 11% Senior Subordinated Discount Notes Due 2008 issued by the Issuer.

         "Offering Memorandum" means the Offering Memorandum, dated July 29, 1998, relating to the offering and placement of the Notes and the Exchangeable Preferred Stock.

         "Officers" means any of the following:  Chairman, President, Chief Executive Officer, Treasurer, Chief
Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President,
Secretary, Assistant Secretary or any other officer reasonably acceptable to the Transfer Agent.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the
Transfer Agent.  The counsel may be an employee of or counsel to the Issuer or the Transfer Agent.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Placement Agents" means each of Morgan Stanley Dean Witter, BT Alex Brown and Chase Securities Inc.

         "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person (however designated)
that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.  With respect to the Issuer, "Preferred Stock" includes the Redeemable Preferred Stock.

         "Redeemable Preferred Stock" is defined in Section 1.1(b).

         "Redemption Date" with respect to any shares of Redeemable Preferred Stock, means the date on which such shares of Redeemable Preferred Stock are redeemed by the Issuer.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Exchangeable Preferred Stock" is defined in Section 1.1(a).

         "Series A Redeemable Preferred Stock" is defined in Section 1.1(b).

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person
(or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).  Unless the context otherwise requires,
"Subsidiary" refers to a Subsidiary of the Issuer.

         "Transfer Agent" means United States Trust Company of New York, until a successor is appointed by the
Issuer or replaces it and, thereafter, means the successor.

         SECTION 10.2  Rules of Construction.  For the purposes of this Certificate of Designation (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the word "including" and words of similar import shall mean "including, without limitation," (iii) a word has the meaning assigned to it, (iv) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP, and (v) "or" is not exclusive.

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         IN WITNESS WHEREOF, Harborside Healthcare Corporation has caused this Certificate of Amendment of the
Certificate of Designation to be signed on the date and year first above written.

                                                     HARBORSIDE HEALTHCARE CORPORATION

                                                     By ___/s/ William H. Stephan_______
                                                     Name:  William H. Stephan
                                                     Title:  Chief Financial Officer

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